Exhibit 10.67

                AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT
                         FOR PURCHASE AND SALE OF ASSETS


         This is an amendment (this "Amendment") dated July 30, 2003 to the Amended and Restated Agreement for Purchase and Sale of Assets dated as of April 10, 2003 (the "Purchase Agreement") by and among American CareSource Corporation, an Indiana corporation ("ACS"), Patient Infosystems, Inc., a Delaware corporation ("PATI") and the stockholders signatory thereto.

                                    RECITALS

A. ACS, PATI and others are parties to the Purchase Agreement.

B. ACS and PATI have agreed to amend the Credit Agreement to increase the maximum loan amount thereunder to an aggregate of $3.4 million pursuant to a series of promissory notes (the "Notes").

C. The parties wish to amend the Purchase Agreement on the terms and conditions set forth herein to reflect changes in the terms of the transaction resulting from the additional loans by PATI to ACS made in accordance with the Credit Agreement, as amended.

         NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Recitals and Definitions.

         ACS and PATI acknowledge and agree that the foregoing recitals are true and correct as of the date of this Amendment. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Purchase Agreement as amended by any prior amendments.

2. Total Consideration to be Issued to ACS.

         The following sections of the Purchase Agreement hereby are amended to reflect a reduction in the number of shares of Common Stock of PATI to be issued to ACS, referred to in the Purchase Agreement as the Initial Consideration from 2,971,915 to 2,091,366.

a.       Recitals "C."

b.       Section 1.1.

c.       Section 2.1.

3.       Amendments to Credit Agreement.

a. The aggregate amount of the loans from PATI to ACS that may be made in accordance with the Credit Agreement has been increased from $2.25 million to $3.4 million. Accordingly, the following section of the Purchase Agreement is amended to reflect the increase in the loans from $2,250,000 to $3,400,000:

                           1. Recitals "F."

         4. Raising of Additional Funds.

         Section 5.10 of the Purchase Agreement is hereby replaced in its entirety and amended to read as follows:

         "5.10    Raising of Additional Funds

         TFC and Mr. Brauss, personally, agree to raise from investors (or invest personally) an aggregate of $1,500,000 (excluding debt conversion) for investment in Series D Preferred Stock in accordance with Section 7.10 by a date that is no later than October 1, 2003. In addition, each of TFC and Eric Brauss, personally and John Pappajohn, personally, agrees to use their reasonable best efforts to raise additional new capital of an aggregate of up to $1,000,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance with Section 7.10 hereof."

5. Private Placement.

         (a) Section 7.10 of the Purchase Agreement is hereby replaced in its entirety and amended to read as follows:

         "7.10    Private Placement.

                  TFC and Mr. Brauss, personally, agree to raise from investors (or invest personally) an aggregate of $1,500,000 (excluding debt conversion) for investment in Series D Preferred Stock in accordance herewith by a date that is no later than October 1, 2003. In addition, each of TFC and Eric Brauss, personally and John Pappajohn, personally, agrees to use their reasonable best efforts to raise additional new capital of an aggregate of up to $1,000,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance hereof. The issuance of the Series D Preferred Stock in the private placement will occur following the Closing and the ownership percentages of each of the PATI Stockholders and ACS Stockholders will be reduced accordingly (inclusive of any anti-dilution adjustments). The proposed form of Certificate of Designation for the Series D Preferred Stock shall be in the form attached hereto as Exhibit 7.10. The form of Certificate of Designation may be subject to revision at the discretion of PATI."

         (b) A new Section 3.2.8 shall be added to the Purchase Agreement that shall provide that the satisfaction of the obligations of TFC and Eric Brauss under Section 5.10 of the Purchase Agreement shall be additional conditions precedent of the obligations of PATI to consummate the Closing, which shall be as follows:

         "3.2.8   Private Placement.

                           All amounts to be raised by TFC and Eric Brauss as
referred to in Section 5.10 of this Agreement shall be deposited into an escrow account to be released to PATI upon the aggregate amount of $1,500,000 being raised by TFC, Mr. Brauss and/or other ACS investors immediately following the Closing."

6. General.

         The parties hereto acknowledge that all provisions of the Purchase Agreement, except as amended hereby, shall remain in full force and effect.

7. Definitions.

         Whenever appearing in the Purchase Agreement or any other agreement, the term "Purchase Agreement" shall be deemed to mean the Purchase Agreement as amended.

8. Representations and Warranties.

         ACS represents and warrants to PATI that: (i) it has the power, and has taken all necessary action to authorize, execute and deliver this Amendment and perform its obligations in accordance with the terms hereunder, (ii) this Amendment and the Purchase Agreement as amended by the Amendment is the legal, valid and binding obligation of ACS enforceable against ACS, (iii) the execution, delivery and performance of this Amendment by ACS will not (a) require any governmental approval or any other consent or approval; or (b) violate or conflict with any agreement to which it is a party, or result in or require the creation of any lien upon any of the assets of ACS, and (iv) the financial information provided by ACS to PATI in connection with the request of ACS that PATI enter into this Amendment is true and correct in all material respects.

9. Fees of PATI's Counsel.

         ACS shall pay the fees and expenses of McCarter & English in connection with the preparation and negotiation of this Amendment and all related documents at the closing.

                  10.      Intergration.

         This Amendment together with the Purchase Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

11.      Severability.

         If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

12. No Forfeiture of Rights.

         The parties hereto acknowledge that by agreeing to this Amendment, they are not waiving any rights or remedies they may have under this agreement or any prior agreement by or among the parties.

13. Incorporation by Reference.

         This Amendment is incorporated by reference into the Purchase Agreement. Except as otherwise provided herein, all of the other provisions of the Purchase Agreement shall remain in full force and effect as of the date of this Amendment.

14. Governing Law; Successors and Assigns.

         This Amendment is governed by the laws of the State of Texas and is binding upon ACS, PATI and the signatories to the Purchase Agreement and this Agreement.

15.      Counterparts.

         This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                      PATI



                                       By:   /s/Roger L. Chaufournier
                                     Name:      Roger L. Chaufournier
                                    Title:      President

                                       ACS



                                       By:   /s/Robert A. Prosek
                                     Name:      Robert A. Prosek
                                    Title:      President
ACS STOCKHOLDERS

ACSC, Inc.



By:   /s/Sue Shelton
         Sue Shelton, President


      /s/Mark Bodnar
         Mark Bodnar, individually


      /s/Eric Brauss
         Eric Brauss, individually and as the ultimate beneficial and majority owner and affiliate of ACSC, Inc.

PATI STOCKHOLDERS


      /s/John Pappajohn
         John Pappajohn, individually


      /s/Derace Schaffer
         Derace Schaffer, individually


NWK3: 756714.02